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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  May 30, 2001
                       (Date of earliest event reported)

                            MOBILE PET SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)


            Delaware                    1097181           11-2787966
(State or other jurisdiction of    (Commission File     (IRS Employer
         incorporation)                 Number)      Identification No.)


                     2150 WEST WASHINGTON STREET, SUITE 110
                          SAN DIEGO, CALIFORNIA 92110
          (Address of principal executive offices, including zip code)

                                 (619) 226-6738
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     As previously announced by Mobile PET Systems, Inc. (the "Company" or "MBPT") in a press release dated June 4, 2001 (the "Press Release"), a copy of the form of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference, the Company has settled two lawsuits (collectively, the "Lawsuits").

     The Lawsuits were settled pursuant to a Settlement Agreement and Conditional Release, entered into as of May 30, 2001 (the "Settlement Agreement"), between MBPT and York, LLC ("York"), Southridge Capital Management, LLC ("Southridge"), Stephen Hicks ("Hicks"), Thompson Kernaghan & Co., Ltd. ("TK"), Ian McKinnon ("McKinnon"), and Mark Valentine ("Valentine") (all of such parties to the Settlement Agreement other than MBPT are sometimes collectively referred to herein as the "Preferred Parties").

     The first of the Lawsuits had been filed by the Company against York, Southridge, and certain of the other Preferred Parties; and the second Lawsuit subsequently had been filed by York against MBPT. The Lawsuits previously were reported in Item 1 of Part II on pages 38 and 39 of the Company's Quarterly Report on Form 10QSB for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission ("SEC") on May 23, 2001, copies of which pages 38 and 39 are attached hereto as Exhibit 99.2 and incorporated herein by this reference.

     As a result of the Settlement Agreement, both of the Lawsuits have been dismissed. However, at the request of the parties to the second Lawsuit, the court in which it was pending has retained jurisdiction solely for purposes of enforcing the Settlement Agreement.

     With certain exceptions, the practical effect of the Settlement Agreement was to restore the relationships of the parties to a status similar to that which existed shortly before the Lawsuits were instituted. Certain terms of the Settlement Agreement are briefly summarized below:

     (a) The Company released the Preferred Parties, and the Preferred Parties released the Company, in respect of (i) claims asserted in the Lawsuits; (ii) acts occurring on or before May 30, 2001 that might constitute a defense to the Settlement Agreement and the theretofore existing agreements and instruments between the parties (the "Preferred Documents"); and (iii) any alleged violation of any state or Federal securities laws prior to May 30, 2001.

     (b) York's Lawsuit had alleged that MBPT owed York liquidated damages in the amount of $1,069,500 ("Late Fees") on account of alleged delays by MBPT in registering for resale, under the Securities Act of 1933, as amended, shares of common stock ("Common Stock") of the Company to be acquired by York pursuant to the Preferred Documents. In the Settlement Agreement, York conditionally waived $722,000 of such Late Fees (the "Conditionally Waived Fees") on the condition that MBPT not materially breach its obligations under the Settlement Agreement or the

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Preferred Documents. Subject to the same condition, the parties further agreed that the remaining $347,500 of the Late Fees (the "Remaining Late Fees") would, together with accrued dividends on such shares in the amounts of $191,764 and $82,192, respectively, be added pro rata to the stated value of the Series A and Series B convertible preferred shares (collectively, the "Preferred Shares") acquired by York pursuant to the Preferred Documents. (York originally had acquired 60 Series A Preferred Shares from MBPT for $3,000,000 on or about March 3, 2000, of which 20.5 had been converted into shares of the Company's Common Stock (the "Common Stock") as of May 30, 2001; and 30 Series B Preferred Shares for $1,500,000 on or about September 21, 2000, none of which had been converted as of May 30, 2001.) MBPT additionally agreed to issue, to York, five-year warrants in the form of Exhibit 99.3 hereto, covering 400,000 shares of Common Stock and exercisable at $.70 per share.

     (c) The parties further agreed that, if the Company materially defaulted in its obligations under the Settlement Agreement or the Preferred Documents, the Company would be obligated, within three business days thereafter, (i) to pay York the Conditionally Waived Fees and the unconverted portion of the Remaining Late Fees; and (ii) to the extent permitted by applicable law, to redeem the Preferred Shares for their stated value plus accrued dividends thereon.

     (d) The Company agreed to and did deliver to York 723,981 shares of Common Stock, which York's Lawsuit alleged had wrongfully been withheld and payment for which previously had been received by MBPT.

     (e) York agreed, within ten business days of May 30, 2001, to convert five of its 30 Series B Preferred Shares into Common Stock (taking into account for such purpose the related increase in stated value discussed in paragraph (b) above).

     (f) MBPT agreed not to issue additional tranche notices to York requiring York to purchase additional shares of Common Stock under the Preferred Documents before September 1, 2001 (other than the tranche notices referred to in paragraph (h) below). Additionally, York and the Company agreed to a floor on the purchase price payable for shares of Common Stock in connection with tranche notices, and that the maximum amount of any tranche notice may not exceed $200,000.

     (g) The parties also agreed to cooperate with respect to a temporary amendment to certain of the Preferred Documents relating to the Series A Preferred Shares, expiring on the earlier of September 15, 2001 or MBPT's material breach of the Settlement Agreement.

     (h) York agreed to deliver to or for the benefit of MBPT $570,000 as pre-funding of its obligation to purchase shares of Common Stock upon receipt from MBPT of the requisite tranche notices required by the Preferred Documents; and MBPT agreed that $70,000 of such amount be used to reimburse York for legal fees and costs incurred in connection with the Lawsuits, including documentation of the settlement and costs incurred in connection therewith. MBPT also agreed to utilize the $500,000 net proceeds

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discussed in the preceding sentence to pay certain equipment vendors. The
Company further agreed not to issue certain securities to its directors before May 30, 2002.

     (i) On the condition that the Company is not in material default of the Settlement Agreement, York agreed to limit its sales activities in MBPT's Common Stock to an amount and type intended to protect against trading volumes and short sales that might otherwise have an inappropriate impact on normal trading activity. York further agreed that all brokerage transactions relating to MBPT by York and Southridge would be conducted through a single securities broker after June 1, 2001.

     (j) The Settlement Agreement also obligated the Company to issue the Press Release; to provide to the Preferred Parties certain information related to claims made against such parties in MBPT's Lawsuit and in certain other litigation; and to state the following in this Current Report on Form 8-K:

         "Through discovery by legal and business representatives from MBPT and York, MBPT has determined that a number of intermediaries and third parties had misrepresented facts and circumstances concerning York and certain parameters of the transaction and agreements between MBPT and York, upon which MBPT reasonably had relied. Accordingly, MBPT has dropped all claims against York, Southridge, Stephen Hicks, and certain related parties. MBPT has withdrawn its allegations that York violated its contractual obligations to MBPT and that York or Southridge (or its principals acting on York's behalf) and TK, McKinnon and Valentine manipulated MBPT's stock. MBPT has concluded, to the best of its knowledge, that York has not breached its contracts with MBPT, nor have York, Southridge, Southridge's principals and TK, McKinnon or Valentine violated any securities laws in their dealings with MBPT."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              The following exhibits are filed herewith:

              99.1  Form of Press Release.

              99.2 Copies of Pages 38 and 39 of Form 10QSB filed with SEC on May 23, 2001.

              99.3  Form of Warrants.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MOBILE PET SYSTEMS, INC.

                                      By: /s/ Paul J. Crowe
                                         ----------------------------
                                          Paul J. Crowe
                                          President and C.E.O.

Dated:  July 23, 2001

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                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

  99.1           Form of Press Release.

  99.2           Copies of Pages 38 and 39 of Form 10QSB filed with SEC on
                 May 23, 2001.

  99.3           Form of Warrants.

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